Exhibit 99.1

CyrusOne Reports First Quarter 2014 Earnings
Record Leasing Volume and Year-over-Year Revenue Growth of 29%

DALLAS (May 7, 2014) - Global data center service provider CyrusOne Inc. (NASDAQ: CONE), which specializes in providing highly reliable enterprise-class, carrier-neutral data center properties to the Fortune 1000, today announced first quarter 2014 earnings.

Highlights

•	First quarter revenue of $77.5 million increased 29% over the first quarter of 2013

•	First quarter Normalized FFO of $27.2 million and AFFO of $27.5 million increased 58% and 57%, respectively, over the first quarter of 2013

•	First quarter Adjusted EBITDA of $41.7 million increased 32% over the first quarter of 2013

•
Launched CyrusOne Solutions, a product line tailored to solving unique customer requirements for large-scale and cutting-edge deployments of mission-critical IT assets through innovative engineering solutions

•	Leased a record 100,000 colocation square feet, including 41,000 square feet with a custom CyrusOne Solutions data hall build at the Phoenix facility

•	Added six Fortune 1000 companies as new customers, increasing total number of Fortune 1000 customers to 135

“CyrusOne had another outstanding quarter with record leasing volume, strong financial performance including high growth rates across all key metrics, and the addition of six new Fortune 1000 customers,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “We are also excited to announce the launch of CyrusOne Solutions, which highlights our expertise in delivering creative solutions to customers with unique requirements for large scale deployments. We delivered a customized environment at our Phoenix location to support specific requirements for a customer’s deployment that used cutting-edge liquid submersion cooling technology to achieve industry-leading power efficiency.”
First Quarter 2014 Financial Results
Revenue was $77.5 million for the first quarter, compared to $60.1 million for the same period in 2013, an increase of 29%. Operating income of $11.8 million improved $23.3 million from the first quarter of 2013, as a $17.4 million increase in revenue and a $20.0 million decrease in non-recurring costs were partially offset by increases in property operating expenses of $7.6 million, depreciation and amortization of $5.9 million, and sales, general and administrative expenses of $0.6 million. Net income was $0.7 million for the first quarter, compared to a net loss of $23.0 million for the same period in 2013.
Net operating income (NOI)1 was $49.8 million for the first quarter, compared to $40.0 million in the same period in 2013, an increase of 25%. The increase in NOI was driven by the increase in revenue, partially offset by additional property operating costs from new facilities and expansions at existing facilities. Adjusted EBITDA2 was $41.7 million for the first quarter, compared to $31.5 million in the same period in 2013, an increase of 32%. The Adjusted EBITDA margin of 53.8% in the first quarter improved from 52.4% in the same period in 2013, driven by growth as fixed costs, primarily general and administrative expenses, are spread over a larger revenue base.
Normalized Funds From Operations (Normalized FFO)3 was $27.2 million for the first quarter, compared to $17.2 million in the same period in 2013, an increase of 58%. The increase in Normalized FFO was primarily due to growth in Adjusted EBITDA. Normalized FFO per diluted common share or common share equivalent4 was $0.42 in the first quarter of 2014. Adjusted Funds From Operations (AFFO)5 was $27.5 million for the first quarter, compared to $17.5 million in the same period in 2013, an increase of 57%.
Leasing Activity
CyrusOne leased approximately 100,000 colocation square feet (CSF) or 16.1 MW of power in the first quarter, of which 41,000 CSF and 10.6 MW was to a customer in Phoenix. The company added six new Fortune 10006 customers in the first quarter, bringing the total to 135 customers in the Fortune 1000 and 630 customers in total as of March 31, 2014. The weighted average lease term of the new leases based on square footage was 64 months, and approximately 93% of the CSF was leased to metered customers with the remainder leased on a full service basis. Recurring rent churn7 for the first quarter of 2014 was 1.3%, compared to 0.4% for the first quarter of 2013.

Portfolio Utilization and Development
As of March 31, 2014, CyrusOne had approximately 1,131,000 CSF across 25 facilities, an increase of approximately 210,000, or 23%, from a year ago. CSF utilization8 for the first quarter was 89%, compared to 81% in the same period in 2013. In the first quarter of 2014, the company commissioned new data halls at its Houston West 2 and Phoenix facilities, adding a total of 78,000 CSF. The new data hall in Phoenix is fully leased as it was built as a custom CyrusOne Solutions deployment. Construction of a new data hall with approximately 60,000 CSF at the Carrollton facility in Dallas is expected to be completed in the second quarter. The company also broke ground on new facilities in San Antonio and Houston during the first quarter and in April began construction on its new facility in Northern Virginia. The first phase of construction for each of these facilities is expected to be completed during the second half of 2014.

Balance Sheet and Liquidity

As of March 31, 2014, the company had $525.0 million of long term debt, cash of $125.2 million, and an undrawn $225.0 million senior secured revolving credit facility. Net debt9 was $415.3 million as of March 31, 2014, or approximately 23% of the company's total enterprise value or 2.5x Adjusted EBITDA for the last quarter annualized. Available liquidity10 was $350.2 million as of March 31, 2014.
Dividend
On February 19, 2014, the company announced a dividend of $0.21 per share of common stock and common stock equivalent for the first quarter of 2014. The dividend was paid on April 15, 2014, to stockholders of record at the close of business on March 28, 2014.

Additionally, today the company is announcing a dividend of $0.21 per share of common stock and common stock equivalent for the second quarter of 2014. The dividend will be paid on July 15, 2014, to stockholders of record at the close of business on June 27, 2014.

Guidance

CyrusOne is reaffirming guidance for full year 2014:

Category	2014 Guidance
Revenue	$305 - $315 million
Adjusted EBITDA	$160 - $165 million
Normalized FFO per diluted common share or common share equivalent	$1.55 - $1.65
Capital Expenditures
Development*	$275 - $300 million
Recurring	$5 - $10 million

*    Development capital is inclusive of capital used for the acquisition of land for future development.

The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

Upcoming Conferences and Events

•	Stephens 2014 Spring Conference on June 3 in New York City

•	NAREIT’s REITWeek Investor Forum on June 3-5 in New York City

•	Morgan Stanley Next Generation Technology Symposium on June 5 in New York City

Conference Call Details

CyrusOne will host a conference call on May 7, 2014, at 5:00 PM Eastern Time (4:00 PM Central Time) to discuss its results for the first quarter of 2014. A live webcast of the conference call will also be available on the investor relations page of the company's website at http://investor.cyrusone.com/index.cfm. The U.S. conference call dial-in number is 1-866-652-5200, and the international dial-in number is 1-412-317-6060. Passcode for the call is 10043926. A replay will be available one hour after the conclusion of the earnings call on May 7, 2014, until 9:00 AM Eastern Time (8:00 AM Central Time) on May 15, 2014. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088.

Safe Harbor
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.
Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income and Net debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
1Net Operating Income (NOI) is defined as revenue less property operating expenses. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. CyrusOne has not historically incurred any tenant improvement costs. Our sales and marketing costs consist of salaries and benefits for our internal sales staff, travel and entertainment, office supplies, marketing and advertising costs. General and administrative costs include salaries and benefits of our senior management and support functions, legal and consulting costs, and other administrative costs. Marketing and advertising costs are not property-specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio.
2Adjusted EBITDA is defined as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit costs, restructuring costs, loss on extinguishment of debt, asset impairments, (gain) loss on sale of real estate improvements, and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the company's Adjusted EBITDA as presented may not be comparable to others.

3Normalized Funds From Operations (Normalized FFO) is defined as Funds From Operations (FFO) plus transaction costs, including acquisition pursuit costs, transaction-related compensation, (gain) loss on extinguishment of debt, restructuring costs and other special items. FFO is net (loss) income computed in accordance with U.S. GAAP before noncontrolling interests, (gain) loss from sales of real estate improvements, real estate-related depreciation and amortization, amortization of customer relationship intangibles, and real estate and customer relationship intangible impairments. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. CyrusOne's customer relationship intangibles are primarily associated with the acquisition of Cyrus Networks in 2010 and, at the time of acquisition, represented 22% of the value of the assets acquired. The company believes its Normalized FFO calculation provides a comparable measure to others in the industry.
4Normalized FFO per diluted common share or common share equivalent is defined as Normalized FFO divided by the average diluted common shares and common share equivalents outstanding for the quarter, which were 64,982,155 for the first quarter of 2014.
5Adjusted Funds From Operations (AFFO) is defined as Normalized FFO plus amortization of deferred financing costs, non-cash compensation, and non-real estate depreciation and amortization, less deferred revenue and straight line rent adjustments, leasing commissions, recurring capital expenditures, and non-cash corporate income tax benefit and expense.
Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI and AFFO as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, AFFO and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, AFFO and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the company's cash needs, including the ability to make distributions. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.
6Fortune 1000 customers include subsidiaries whose ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.
7Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of annualized rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

8Utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. Utilization rate differs from percent leased presented in the Data Center Portfolio table because utilization rate excludes office space and supporting infrastructure net rentable square footage and includes CSF for signed leases that have not commenced billing. Management uses utilization rate as a measure of CSF leased.
9Net debt provides a useful measure of liquidity and financial health. The company defines Net Debt as long-term debt and capital lease obligations, offset by cash, cash equivalents, and temporary cash investments.
10Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility.
About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 625 customers, including nine of the Fortune 20 and 135 of the Fortune 1000 companies.

CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 25 data centers worldwide.

# # #

Investor Relations:
Michael Schafer
972-350-0060
investorrelations@cyrusone.com

CyrusOne Inc.
Condensed Consolidated and Combined Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
			Change
	2014	2013	$	%
Revenue	$77.5	$60.1	$17.4	29%
Costs and expenses:
Property operating expenses	27.7	20.1	7.6	38%
Sales and marketing	3.0	2.8	0.2	7%
General and administrative	7.3	6.9	0.4	6%
Depreciation and amortization	27.6	21.7	5.9	27%
Transaction costs	0.1	0.1	—	n/m
Transaction-related compensation	—	20.0	(20.0)	n/m
Total costs and expenses	65.7	71.6	(5.9)	(8)%
Operating income	11.8	(11.5)	23.3	(203)%
Interest expense	10.7	10.9	(0.2)	(2)%
Income (loss) before income taxes	1.1	(22.4)	23.5	(105)%
Income tax expense	(0.4)	(0.6)	0.2	(33)%
Net income (loss)	0.7	(23.0)	23.7	n/m
Net income (loss) attributed to Predecessor	—	(20.2)	20.2	n/m
Noncontrolling interest in net income (loss)	0.5	(1.9)	2.4	n/m
Net income (loss) attributed to common stockholders	$0.2	$(0.9)	$1.1	n/m
Income (loss) per common share - basic and diluted	$—	$(0.05)

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31,	December 31,	Change
	2014	2013	$	%
Assets
Investment in real estate:
Land	$89.6	$89.3	$0.3	—%
Buildings and improvements	787.0	783.7	3.3	—%
Equipment	206.4	190.2	16.2	n/m
Construction in progress	99.4	57.3	42.1	73%
Subtotal	1,182.4	1,120.5	61.9	6%
Accumulated depreciation	(257.6)	(236.7)	(20.9)	9%
Net investment in real estate	924.8	883.8	41.0	5%
Cash and cash equivalents	125.2	148.8	(23.6)	n/m
Rent and other receivables	42.4	41.2	1.2	3%
Restricted cash	—	—	—	n/m
Goodwill	276.2	276.2	—	—%
Intangible assets, net	81.7	85.9	(4.2)	(5)%
Due from affiliates	0.9	0.6	0.3	50%
Other assets	76.9	70.3	6.6	9%
Total assets	$1,528.1	$1,506.8	$21.3	1%
Liabilities and Equity
Accounts payable and accrued expenses	$88.8	$66.8	$22.0	33%
Deferred revenue	64.8	55.9	8.9	16%
Due to affiliates	10.8	8.5	2.3	n/m
Capital lease obligations	15.5	16.7	(1.2)	(7)%
Long-term debt	525.0	525.0	—	—%
Other financing arrangements	56.4	56.3	0.1	—%
Total liabilities	761.3	729.2	32.1	4%
Shareholders’ Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $.01 par value, 500,000,000 shares authorized and 22,679,417 and 21,991,669 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	0.2	0.2	—	n/m
Paid in capital	342.9	340.7	2.2	n/m
Accumulated deficit	(23.5)	(18.9)	(4.6)	n/m
Partnership capital	—	—	—	n/m
Total shareholders’ equity	319.6	322.0	(2.4)	(1)%
Noncontrolling interests	447.2	455.6	(8.4)	n/m
Total Shareholders' Equity	766.8	777.6	(10.8)	(1)%
Total liabilities and shareholders’ equity	$1,528.1	$1,506.8	$21.3	1%

CyrusOne Inc.
Condensed Consolidated and Combined Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Revenue	$77.5	$72.3	$67.5	$63.6	$60.1
Costs and expenses:
Property operating expenses	27.7	24.3	24.2	24.6	20.1
Sales and marketing	3.0	2.6	2.3	2.9	2.8
General and administrative	7.3	6.8	7.2	7.1	6.9
Depreciation and amortization	27.6	26.6	23.9	23.0	21.7
Restructuring charges	—	—	0.7	—	—
Transaction costs	0.1	0.2	0.7	0.4	0.1
Transaction-related compensation	—	—	—	—	20.0
Asset impairments	—	2.8	—	—	—
Total costs and expenses	65.7	63.3	59.0	58.0	71.6
Operating income (loss)	11.8	9.0	8.5	5.6	(11.5)
Interest expense	10.7	11.5	10.5	10.8	10.9
Other income	—	—	(0.1)	—	—
Loss on extinguishment of debt	—	—	—	1.3	—
Income (loss) before income taxes	1.1	(2.5)	(1.9)	(6.5)	(22.4)
Income tax expense	(0.4)	(1.1)	(0.3)	(0.3)	(0.6)
Gain on sale of real estate improvements	—	(0.2)	—	—	—
Net income (loss) from continuing operations	0.7	(3.8)	(2.2)	(6.8)	(23.0)
Net loss attributed to Predecessor	—	—	—	—	(20.2)
Noncontrolling interest in net (income) loss	(0.5)	2.5	1.4	4.5	1.9
Net income (loss) attributed to common stockholders	$0.2	$(1.3)	$(0.8)	$(2.3)	$(0.9)
Income (loss) per common share - basic and diluted	$—	$(0.06)	$(0.05)	$(0.12)	$(0.05)

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Assets
Investment in real estate:
Land	$89.6	$89.3	$81.5	$74.6	$44.4
Buildings and improvements	787.0	783.7	778.2	778.5	740.7
Equipment	206.4	190.2	134.3	97.4	68.7
Construction in progress	99.4	57.3	63.2	48.2	92.6
Subtotal	1,182.4	1,120.5	1,057.2	998.7	946.4
Accumulated depreciation	(257.6)	(236.7)	(218.6)	(208.7)	(192.1)
Net investment in real estate	924.8	883.8	838.6	790.0	754.3
Cash and cash equivalents	125.2	148.8	213.2	267.1	328.6
Rent and other receivables	42.4	41.2	33.9	27.2	30.0
Restricted cash	—	—	—	—	2.6
Goodwill	276.2	276.2	276.2	276.2	276.2
Intangible assets, net	81.7	85.9	89.9	94.1	98.4
Due from affiliates	0.9	0.6	0.9	1.6	23.2
Other assets	76.9	70.3	67.2	63.6	60.7
Total assets	$1,528.1	$1,506.8	$1,519.9	$1,519.8	$1,574.0
Liabilities and Equity
Accounts payable and accrued expenses	$88.8	$66.8	$67.8	$59.3	$78.7
Deferred revenue	64.8	55.9	55.1	52.8	51.7
Due to affiliates	10.8	8.5	7.0	7.7	8.2
Capital lease obligations	15.5	16.7	18.8	19.8	31.0
Long-term debt	525.0	525.0	525.0	525.0	525.0
Other financing arrangements	56.4	56.3	55.8	54.0	62.9
Total liabilities	761.3	729.2	729.5	718.6	757.5
Shareholders’ Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock	0.2	0.2	0.2	0.2	0.2
Paid in capital	342.9	340.7	339.4	337.5	335.7
Accumulated deficit	(23.5)	(18.9)	(14.2)	(9.7)	(3.9)
Partnership capital	—	—	—	—	—
Total shareholders’ equity	319.6	322.0	325.4	328.0	332.0
Noncontrolling interests	447.2	455.6	465.0	473.2	484.5
Total Shareholders' equity	766.8	777.6	790.4	801.2	816.5
Total liabilities and shareholders’ equity	$1,528.1	$1,506.8	$1,519.9	$1,519.8	$1,574.0

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	$	%	2014	2013	2013	2013	2013
Net Operating Income
Revenue	$77.5	$60.1	$17.4	29%	$77.5	$72.3	$67.5	$63.6	$60.1
Property operating expenses	27.7	20.1	7.6	38%	27.7	24.3	24.2	24.6	20.1
Net Operating Income (NOI)	$49.8	$40.0	$9.8	25%	$49.8	$48.0	$43.3	$39.0	$40.0
NOI as a % of Revenue	64.3%	66.6%			64.3%	66.4%	64.1%	61.3%	66.6%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$0.7	$(23.0)	$23.7	(103)%	$0.7	$(3.8)	$(2.2)	$(6.8)	$(23.0)
Adjustments:
Interest expense	10.7	10.9	(0.2)	(2)%	10.7	11.5	10.5	10.8	10.9
Other income	—	—	—	n/m	—	—	(0.1)	—	—
Income tax expense	0.4	0.6	(0.2)	(33)%	0.4	1.1	0.3	0.3	0.6
Depreciation and amortization	27.6	21.7	5.9	27%	27.6	26.6	23.9	23.0	21.7
Restructuring charges	—	—	—	n/m	—	—	0.7	—	—
Legal claim costs	—	—	—	n/m	—	—	0.7	—	—
Transaction costs	0.1	0.1	—	—%	0.1	0.2	0.7	0.4	0.1
Non-cash compensation	2.2	1.2	1.0	83%	2.2	1.3	2.0	1.8	1.2
Asset impairments	—	—	—	n/m	—	2.8	—	—	—
Loss on extinguishment of debt	—	—	—	n/m	—	—	—	1.3	—
Gain on sale of real estate improvements	—	—	—	n/m	—	0.2	—	—	—
Transaction-related compensation	—	20.0	(20.0)	n/m	—	—	—	—	20.0
Adjusted EBITDA	$41.7	$31.5	$10.2	32%	$41.7	$39.9	$36.5	$30.8	$31.5
Adjusted EBITDA as a % of Revenue	53.8%	52.4%			53.8%	55.2%	54.1%	48.4%	52.4%

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO, Normalized FFO, and AFFO
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	2014	2013	$	%
Reconciliation of Net (Loss) to FFO and Normalized FFO:
Net income (loss)	$0.7	$(23.0)	$23.7	(103)%	$0.7	$(3.8)	$(2.2)	$(6.8)	$(23.0)
Adjustments:
Real estate depreciation and amortization	22.2	15.9	6.3	40%	22.2	20.0	17.8	16.9	15.9
Amortization of customer relationship intangibles	4.2	4.2	—	—%	4.2	4.2	4.2	4.2	4.2
Real estate impairments	—	—	—	n/m	—	2.8	—	—	—
Customer relationship intangible impairments	—	—	—	n/m	—	—	—	—	—
Gain on sale of real estate improvements	—	—	—	n/m	—	0.2	—	—	—
Funds from Operations (FFO)	$27.1	$(2.9)	30.0	n/m	$27.1	$23.4	$19.8	$14.3	$(2.9)
Transaction-related compensation	—	20.0	(20.0)	n/m	—	—	—	—	20.0
Loss on extinguishment of debt	—	—	—	n/m	—	—	—	1.3	—
Restructuring charges	—	—	—	n/m	—	—	0.7	—	—
Legal claim costs	—	—	—	n/m	—	—	0.7	—	—
Transaction costs	0.1	0.1	—	—%	0.1	0.2	0.7	0.4	0.1
Normalized Funds from Operations (Normalized FFO)	$27.2	$17.2	$10.0	58%	$27.2	$23.6	$21.9	$16.0	$17.2
Normalized FFO per diluted common share or common share equivalent*	$0.42	$0.27	$0.15	56%	$0.42	$0.37	$0.33	$0.25	$0.27
Weighted Average diluted common share and common share equivalent outstanding*	65.0	64.5	0.5	1%	65.0	64.6	64.7	64.7	64.5
Reconciliation of Normalized FFO to AFFO:
Normalized FFO	$27.2	$17.2	10.0	58%	$27.2	$23.6	$21.9	$16.0	$17.2
Adjustments:
Amortization of deferred financing costs	0.9	0.6	0.3	50%	0.9	1.3	0.5	1.7	0.6
Non-cash compensation	2.2	1.2	1.0	83%	2.2	1.3	2.0	1.8	1.2
Non-real estate depreciation and amortization	1.2	1.6	(0.4)	(25)%	1.2	2.4	1.9	1.9	1.6
Deferred revenue and straight line rent adjustments	(3.0)	(2.3)	(0.7)	30%	(3.0)	(4.2)	(3.7)	(3.7)	(2.3)
Leasing commissions	(0.6)	(0.9)	0.3	(33)%	(0.6)	(1.7)	(1.7)	(2.5)	(0.9)
Recurring capital expenditures	(0.4)	(0.3)	(0.1)	33%	(0.4)	(1.9)	(1.6)	(0.4)	(0.3)
Deferred income tax expense	—	0.4	(0.4)	n/m	—	—	—	—	0.4
Adjusted Funds from Operations (AFFO)	$27.5	$17.5	$10.0	57%	$27.5	$20.8	$19.3	$14.8	$17.5

*	Assumes diluted common shares and common share equivalents were outstanding as of January 1, 2013 for the Three Months Ended March 31, 2013.

CyrusOne Inc.
Market Capitalization Summary and Reconciliation of Net Debt
(Unaudited)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price as of March 31, 2014	Market Value Equivalents (in millions)
Common shares	22,678,467	$20.83	$472.4
Operating Partnership units	42,586,835	$20.83	887.1
Net Debt			415.3
Total Enterprise Value (TEV)			$1,774.8
Net Debt as a % of TEV			23.4%
Net Debt to LQA Adjusted EBITDA			2.5x

Reconciliation of Net Debt

(dollars in millions)	March 31,	December 31,
	2014	2013
Long-term debt	$525.0	$525.0
Capital lease obligations	15.5	16.7
Less:
Cash and cash equivalents	(125.2)	(148.8)
Net Debt	$415.3	$392.9

CyrusOne Inc.
Colocation Square Footage (CSF) and Utilization
(Unaudited)

	As of March 31, 2014		As of December 31, 2013		As of March 31, 2013
Market	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)
Cincinnati	419,277	90%	419,231	89%	395,815	92%
Dallas	231,958	99%	231,598	80%	171,100	76%
Houston	268,094	80%	230,718	91%	188,602	94%
Austin	54,003	79%	54,003	69%	57,078	35%
Phoenix	77,504	93%	36,654	67%	36,222	37%
San Antonio	43,487	100%	43,487	100%	35,765	62%
Chicago	23,298	53%	23,298	52%	23,278	49%
International	13,200	78%	13,200	78%	13,200	70%
Total Footprint	1,130,821	89%	1,052,189	85%	921,060	81%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the customer has occupied the space) by total CSF.

CyrusOne Inc.
2014 Guidance
(Unaudited)

Category	2014 Guidance
Revenue	$305 - $315 million
Adjusted EBITDA	$160 - $165 million
Normalized FFO per diluted common share or common share equivalent	$1.55 - $1.65

Capital Expenditures
Development*	$275 - $300 million
Recurring	$5 - $10 million

*	Development capital is inclusive of capital used for the acquisition of land for future development.

CyrusOne Inc.
Data Center Portfolio
As of March 31, 2014
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(j)	Available UPS Capacity (MW)(k)
Facilities	Metro Area	Annualized Rent(b)	Colocation Space (CSF)(c)	CSF Leased(d)	CSF Utilized(e)	Office & Other(f)	Office & Other Leased (g)	Supporting Infrastructure(h)	Total(i)
Westway Park Blvd. (Houston West 1)	Houston	$51,815,783	112,133	97%	97%	10,563	98%	37,063	159,759	3,000	28
Southwest Fwy. (Galleria)	Houston	40,167,850	63,469	92%	92%	17,259	69%	23,203	103,931	—	14
S. State Hwy 121 Business (Lewisville)*	Dallas	37,927,019	108,687	97%	97%	11,279	96%	59,345	179,311	—	18
West Seventh Street (7th St.)***	Cincinnati	34,442,528	211,718	90%	91%	5,744	100%	171,561	389,023	37,000	13
Fujitec Drive (Lebanon)	Cincinnati	21,001,479	65,303	79%	79%	36,261	90%	49,159	150,723	72,000	14
Westover Hills Blvd. (San Antonio 1)	San Antonio	16,437,632	43,487	100%	100%	5,633	85%	45,939	95,058	11,000	12
W. Frankford Road (Carrollton)	Dallas	15,339,297	107,616	69%	100%	19,706	20%	53,588	180,910	345,000	9
Industrial Road (Florence)	Cincinnati	14,721,210	52,698	100%	100%	46,848	87%	40,374	139,920	—	9
Knightsbridge Drive (Hamilton)*	Cincinnati	11,275,885	46,565	89%	89%	1,077	100%	35,336	82,978	—	10
E. Ben White Blvd. (Austin 1)*	Austin	6,776,994	16,223	85%	86%	21,376	100%	7,516	45,115	—	2
Parkway Dr. (Mason)	Cincinnati	5,833,599	34,072	100%	100%	26,458	98%	17,193	77,723	—	4
Metropolis Drive (Austin 2)	Austin	5,432,430	37,780	76%	77%	4,128	17%	18,444	60,352	—	5
Midway Rd.**	Dallas	5,397,862	8,390	100%	100%	—	—	—	8,390	—	1
South Ellis Street (Phoenix 1)	Phoenix	5,207,640	77,504	88%	93%	37,040	7%	32,723	147,267	31,000	11
Westway Park Blvd. (Houston West 2)	Houston	4,544,037	79,492	36%	42%	3,112	31%	30,597	113,201	12,000	12
Kestral Way (London)**	London	3,460,588	10,000	99%	99%	—	—	—	10,000	—	1
Springer Street (Lombard)	Chicago	2,403,080	13,516	47%	50%	4,115	100%	12,230	29,861	29,000	3
Marsh Ln.**	Dallas	2,100,163	4,245	100%	100%	—	—	—	4,245	—	1
Goldcoast Drive (Goldcoast)	Cincinnati	1,463,036	2,728	100%	100%	5,280	100%	16,481	24,489	14,000	1
E. Monroe Street (Monroe St.)	South Bend	1,039,540	6,350	64%	64%	—	—	6,478	12,828	4,000	1
Bryan St.**	Dallas	976,533	3,020	57%	57%	—	—	—	3,020	—	1
North Fwy. (Greenspoint)**	Houston	837,564	13,000	100%	100%	1,449	100%	—	14,449	—	1
Crescent Circle (Blackthorn)*	South Bend	668,887	3,432	49%	49%	—	—	5,125	8,557	11,000	1
McAuley Place (Blue Ash)*	Cincinnati	620,448	6,193	39%	39%	6,950	100%	2,166	15,309	—	1
Jurong East (Singapore)**	Singapore	307,680	3,200	12%	12%	—	—	—	3,200	—	1
Total		$290,198,764	1,130,821	84%	89%	264,278	72%	664,521	2,059,619	569,000	169

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.

***	The information provided for the West Seventh Street (7th St.) property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2014, multiplied by 12. For the month of March 2014, our total portfolio annualized rent was $290.2 million, customer reimbursements were $30.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From April 1, 2012 through March 31, 2014, customer reimbursements under leases with separately metered power constituted between 8.6% and 10.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2014 was $301,286,789. Our annualized effective rent was greater than our annualized rent as of March 31, 2014 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(d)	Percent leased is determined based on CSF being billed to customers under signed leases as of March 31, 2014 divided by total CSF. Leases signed but not commenced as of March 2014 are not included.

(e)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the customer has occupied the space) by total CSF.

(f)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(g)
Percent leased is determined based on Office & Other space being billed to customers under signed leases as of March 31, 2014 divided by total Office & Other space. Leases signed but not commenced as of March 2014 are not included.

(h)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(i)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(j)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(k)
UPS capacity (also referred to as critical load) represents the aggregate power available for lease and exclusive use by customers from the facility’s installed universal power supplies (UPS) expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of March 31, 2014
(Dollars in millions)
(Unaudited)

		NRSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Colocation Space (CSF)	Office & Other	Supporting Infrastructure	Powered Shell(c)	Total	UPS MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion	Total
W. Frankford Rd., Carrollton, TX (Carrollton)	Dallas	60,000	8,000	28,000	—	96,000	9.0	$9	$17-22	$26-31
Westover Hills Blvd., San Antonio, TX (San Antonio 2)	San Antonio	30,000	20,000	25,000	40,000	115,000	3.0	3	29-35	32-38
Westway Park Blvd., Houston, TX (Houston West 3)	Houston	—	—	—	320,000	320,000	—	1	18-24	19-25
South Ellis Street, Chandler, AZ (Phoenix 1)	Phoenix	—	—	—	—	—	5.0	3	1-3	4-6
South Ellis Street, Chandler, AZ (Phoenix 2)	Phoenix	—	—	—	110,000	110,000	—	—	14-17	14-17
Ridgetop Circle, Sterling, VA (Northern VA)	Loudon County	30,000	5,000	30,000	50,000	115,000	6.0	—	36-44	36-44
Metropolis Dr., Austin, TX (Austin 2)	Austin	5,000	—	—	—	5,000	—	—	0.5-1.0	0.5-1.0
Total		125,000	33,000	83,000	520,000	761,000	23.0	$16	$115.5-146.0	$131.5-162.0

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.

(b)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(d)
UPS Capacity (also referred to as critical load) represents the aggregate power available for lease to and exclusive use by customers from the facility’s installed universal power supplies (UPS) expressed in terms of megawatts. The capacity presented is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(e)	Capex-to-date is the cash investment as of March 31, 2014. There may be accruals above this amount for work completed, for which cash has not yet been paid.

CyrusOne Inc.
Customer Diversification(a)
As of March 31, 2014
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Energy	2	$21,861,473	7.5%	35.7
2	Telecommunications (CBI)(e)	7	21,663,246	7.5%	27.0
3	Energy	4	14,959,172	5.2%	11.5
4	Research and Consulting Services	3	14,378,451	5.0%	28.3
5	Information Technology	3	13,758,183	4.7%	54.2
6	Telecommunication Services	1	11,796,422	4.1%	48.4
7	Information Technology	3	7,860,317	2.7%	41.8
8	Financials	1	6,000,225	2.1%	77.0
9	Telecommunication Services	5	5,045,249	1.7%	64.0
10	Information Technology	1	4,784,682	1.6%	24.0
11	Energy	2	4,756,800	1.6%	31.0
12	Consumer Staples	1	4,618,912	1.6%	100.0
13	Information Technology	1	4,517,495	1.6%	86.0
14	Energy	1	4,215,473	1.5%	15.0
15	Information Technology	2	3,861,445	1.3%	86.9
16	Energy	3	3,854,351	1.3%	11.9
17	Energy	1	3,636,639	1.3%	29.3
18	Consumer Discretionary	1	3,405,963	1.2%	10.3
19	Energy	1	3,341,994	1.2%	13.3
20	Energy	3	3,300,472	1.1%	32.9
			$161,616,964	55.8%	38.5

(a)	Includes affiliates.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2014, multiplied by 12. For the month of March 2014, our total portfolio annualized rent was $290.2 million, and customer reimbursements were $30.6 million annualized, consisting of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From April 1, 2012 through March 31, 2014, customer reimbursements under leases with separately metered power constituted between 8.6% and 10.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent for our total portfolio as of March 31, 2014 was $301,286,789. Our annualized effective rent was greater than our annualized rent as of March 31, 2014 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2014, which was approximately $290.2 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of March 31, 2014, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

(e)
Includes information for both Cincinnati Bell Technology Solutions (CBTS) and Cincinnati Bell Telephone and two customers that have contracts with CBTS. We expect the contracts for these two customers to be assigned to us, but the consents for such assignments have not yet been obtained. Excluding these customers, Cincinnati Bell Inc. and subsidiaries represented 2.5% of our annualized rent as of March 31, 2014.

CyrusOne Inc.
Lease Distribution
As of March 31, 2014
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c)	Percentage of Portfolio Leased NRSF	Annualized Rent(d)	Percentage of Annualized Rent
0-999	470	77%	91,412	5%	$36,477,636	13%
1,000-2,499	49	8%	79,860	5%	17,673,661	6%
2,500-4,999	32	5%	119,394	7%	23,640,478	8%
5,000-9,999	31	5%	216,802	13%	58,191,757	20%
10,000+	33	5%	1,193,317	70%	154,215,232	53%
Total	615	100%	1,700,785	100%	$290,198,764	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of March 31, 2014. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2014, multiplied by 12. For the month of March 2014, customer reimbursements were $30.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From April 1, 2012 through March 31, 2014, customer reimbursements under leases with separately metered power constituted between 8.6% and 10.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2014 was $301,286,789. Our annualized effective rent was greater than our annualized rent as of March 31, 2014 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of March 31, 2014
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring	Percentage of Total NRSF	Annualized Rent(c)	Percentage of Annualized Rent	Annualized Rent at Expiration(d)	Percentage of Annualized Rent at Expiration
Available		358,834	17%
Month-to-Month	141	20,490	1%	$7,834,211	3%	$7,834,211	3%
Remainder of 2014	766	305,275	15%	66,708,386	23%	66,896,794	22%
2015	602	280,429	14%	47,185,635	16%	48,895,489	16%
2016	486	219,621	11%	55,025,178	19%	55,593,453	18%
2017	275	263,061	13%	33,816,366	12%	34,727,714	11%
2018	154	167,634	8%	34,794,885	12%	38,322,726	13%
2019	43	178,243	9%	12,320,980	4%	12,927,074	4%
2020	44	123,008	6%	10,829,930	4%	12,343,325	4%
2021	26	34,568	1%	10,544,639	3%	11,047,516	4%
2022	5	39,686	2%	6,285,180	2%	9,549,853	3%
2023 - Thereafter	25	68,770	3%	4,853,374	2%	5,184,573	2%
Total	2,567	2,059,619	100%	$290,198,764	100%	$303,322,728	100%

(a)
Leases that were auto-renewed prior to March 31, 2014 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2014, multiplied by 12. For the month of March 2014, our total portfolio annualized rent was $290.2 million, customer reimbursements were $30.6 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From April 1, 2012 through March 31, 2014, customer reimbursements under leases with separately metered power constituted between 8.6% and 10.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2014 was $301,286,789. Our annualized effective rent was greater than our annualized rent as of March 31, 2014 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of March 31, 2014, multiplied by 12.